This Statement on Form 4 is filed jointly by Perception Capital Partners II LLC, Perception Capital Partners LLC, Northern Pacific Group, L.P., Scott Honour and Marcy Haymaker. The principal business address of each of these reporting persons is 3109 W 50th St., #207, Minneapolis, MN 55410

Name of Designated Filer: Perception Capital Partners II LLC
Date of Event Requiring Statement: October 19, 2023
Issuer Name and Ticker or Trading Symbol:
Spectaire Holdings Inc. (Nasdaq: SPEC)

PERCEPTION CAPITAL PARTNERS II LLC

By:    /s/ Scott Honour
       --------------------------------------
Name:  Scott Honour
Title: Authorized Signatory

PERCEPTION CAPITAL PARTNERS LLC

By:    /s/ Scott Honour
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Name:  Scott Honour
Title: President

NORTHERN PACIFIC GROUP, L.P.

By:    /s/ Scott Honour
       --------------------------------------
Name:  Scott Honour
Title: Authorized Signatory

       /s/ Scott Honour
       Scott Honour

       /s/ Marcy Haymaker
       Marcy Haymaker